Citigroup Global Markets Holdings Inc.	November 30, 2017 Medium-Term Senior Notes, Series N Pricing Supplement No. 2017-USNCH0831 Filed Pursuant to Rule 424(b)(8) Registration Statement Nos. 333-216372 and 333-216372-01

633,112 PLUS Based on a Basket of the EURO STOXX® Banks Index and Shares of the Financial Select Sector SPDR® Fund Due December 11, 2018

Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Overview

▪	The securities offered by this pricing supplement are unsecured debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. Unlike conventional debt securities, the securities do not pay interest and do not repay a fixed amount of principal at maturity. Instead, the securities offer a payment at maturity that may be greater than, equal to or less than the stated principal amount, depending on the performance of a basket consisting of the EURO STOXX Banks® Index and shares of the Financial Select Sector SPDR® Fund from the initial basket level to the final basket level.
▪	The securities offer leveraged exposure to a limited range of potential appreciation of the basket as described below. In exchange for that feature, investors in the securities must be willing to forgo (i) participation in any increase in the level of the basket in excess of the maximum return at maturity specified below and (ii) any dividends that may be paid on the basket components or the stocks included in the basket components. In addition, investors in the securities must be willing to accept full downside exposure to any depreciation of the basket. If the final basket level is less than the initial basket level, you will lose 1% of the stated principal amount of your securities for every 1% of that decline. There is no minimum payment at maturity.
▪	In order to obtain the modified exposure to the basket that the securities provide, investors must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any amount due under the securities if we and Citigroup Inc. default on our obligations. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

KEY TERMS
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Basket:	Basket Component	Weighting	Initial Component Value*
	EURO STOXX® Banks Index (ticker symbol: “SX7E”)	50.00%	132.19
	Shares of the Financial Select Sector SPDR® Fund (ticker symbol: “XLF”)	50.00%	$27.52
	* The initial component value for each basket component is its closing level or closing price, as applicable, on the pricing date

Aggregate stated principal amount:	$6,331,120
Stated principal amount:	$10.00 per security
Pricing date:	November 30, 2017
Issue date:	December 5, 2017. See “Supplemental Plan of Distribution” in this pricing supplement for additional information.
Valuation date:	December 6, 2018, subject to postponement if such date is not a scheduled trading day for a basket component or if certain market disruption events occur with respect to a basket component
Maturity date:	December 11, 2018
Payment at maturity:

For each $10.00 stated principal amount security you hold at maturity:

▪  If the final basket level is greater than or equal to the initial basket level:
$10.00 + the leveraged return amount, subject to the maximum return at maturity

▪  If the final basket level is less than the initial basket level:
$10.00 × the basket performance factor

If the final basket level is less than the initial basket level, your payment at maturity will be less, and possibly significantly less, than the $10.00 stated principal amount per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment.

Listing:	The securities will not be listed on any securities exchange
CUSIP / ISIN:	17326E225 / US17326E2256
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal

Underwriting fee and issue price:	Issue price(1)(2)	Underwriting fee	Proceeds to issuer
Per security:	$10.00	$0.175(2)	$9.775
		$0.05(3)
Total:	$6,331,120.00	$142,450.20	$6,188,669.80

(Key Terms continued on next page)

(1) On the date of this pricing supplement, the estimated value of the securities is $9.701 per security, which is less than the issue price. The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $0.225 for each $10.00 security sold in this offering. Certain selected dealers, including Morgan Stanley Wealth Management, and their financial advisors will collectively receive from CGMI a fixed selling concession of $0.175 for each $10.00 security they sell. Additionally, it is possible that CGMI and its affiliates may profit from hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.

(3) Reflects a structuring fee payable to Morgan Stanley Wealth Management by CGMI of $0.05 for each security.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-6.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should read this pricing supplement together with the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below:

Product Supplement No. EA-02-06 dated April 7, 2017   Underlying Supplement No. 6 dated April 7, 2017

Prospectus Supplement and Prospectus each dated April 7, 2017

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets Holdings Inc.

633,112 PLUS Based on a Basket of the EURO STOXX® Banks Index and Shares of the Financial Select Sector SPDR® Fund Due December 11, 2018

Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Key Terms (continued)
Initial basket level:	100
Final basket level:	100 × (1 + the sum of the weighted component returns of the basket components)
Weighted component return:	For each basket component, its weighting multiplied by its component return
Component return:	For each basket component, (i) its final component value minus its initial component value divided by (ii) its initial component value
Final component value:	For each basket component, its closing price or closing level, as applicable, on the valuation date
Basket performance factor:	The final basket level divided by the initial basket level
Basket percent increase:	The final basket level minus the initial basket level, divided by the initial basket level
Leveraged return amount:	$10.00 × the basket percent increase × the leverage factor
Leverage factor:	300.00%
Maximum return at maturity:	$1.620 per security (16.20% of the stated principal amount). Because of the maximum return at maturity, the payment at maturity will not exceed $11.620 per security.

Additional Information

General. The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, certain events may occur that could affect your payment at maturity. These events, including market disruption events and other events affecting the basket components, and their consequences are described in the accompanying product supplement in the sections “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Consequences of a Market Disruption Event; Postponement of a Valuation Date,” “—Dilution and Reorganization Adjustments” and “—Delisting, Liquidation or Termination of an Underlying ETF” with respect to the shares of the Financial Select Sector SPDR® Fund and in the sections “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Index—Consequences of a Market Disruption Event; Postponement of a Valuation Date” and “—Discontinuance or Material Modification of an Underlying Index” with respect to the EURO STOXX® Banks Index. The accompanying underlying supplement contains important disclosures regarding the basket components that are not repeated in this pricing supplement. It is important that you read the accompanying product supplement, underlying supplement, prospectus supplement and prospectus together with this pricing supplement in connection with your investment in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

Postponement of the valuation date. If the valuation date is postponed for a reason that affects less than all of the basket components, the final basket level will be calculated based on (i) for each unaffected basket component, its closing level or closing price, as applicable, on the originally scheduled valuation date and (ii) for each affected basket component, its closing level or closing price, as applicable, on the valuation date as postponed (or, if earlier, the first scheduled trading day for that basket component following the originally scheduled valuation date on which a market disruption event did not occur with respect to that basket component). See “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Consequences of a Market Disruption Event; Postponement of a Valuation Date” and “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Index—Consequences of a Market Disruption Event; Postponement of a Valuation Date” in the accompanying product supplement.

Dilution and reorganization adjustments. With respect to shares of the Financial Select Sector SPDR® Fund, its initial component value is a “Relevant Price” for purposes of the section “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Dilution and Reorganization Adjustments” in the accompanying product supplement. Accordingly, the initial component value for the shares of the Financial Select Sector SPDR® Fund is subject to adjustment upon the occurrence of any of the events described in the accompanying product supplement in the section “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Dilution and Reorganization Adjustments” with respect to the shares of the Financial Select Sector SPDR® Fund.

November 2017	PS-2

Citigroup Global Markets Holdings Inc.

633,112 PLUS Based on a Basket of the EURO STOXX® Banks Index and Shares of the Financial Select Sector SPDR® Fund Due December 11, 2018

Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Investment Summary

The securities can be used:

▪	As an alternative to direct exposure to the basket components that enhances returns, subject to the maximum return at maturity, for a limited range of potential appreciation of the basket;

▪	To enhance returns and potentially outperform the basket in a moderately bullish scenario; and

▪	To achieve similar levels of upside exposure to the basket components as a direct investment, subject to the maximum return at maturity, while using fewer dollars by taking advantage of the leverage factor.

If the final basket level is less than the initial basket level, the securities are exposed on a 1-to-1 basis to the percentage of that decline. Accordingly, investors may lose their entire initial investment in the securities.

Maturity:	Approximately 1 year
Leverage factor:	300.00%, subject to the maximum return at maturity. The leverage factor applies only if the final basket level is greater than the initial basket level.
Maximum return at maturity:	$1.620 per security (16.20% of the stated principal amount)
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the securities.
Interest:	None

Key Investment Rationale

The securities provide for the possibility of receiving a return at maturity equal to 300.00% of the appreciation of the basket, provided that investors will not receive a payment at maturity in excess of the maximum payment at maturity, which is $11.620 per security. At maturity, if the basket has appreciated in value, investors will receive the stated principal amount of their investment plus the leveraged upside performance of the basket, subject to the maximum return at maturity. However, if the basket has depreciated in value, investors will lose 1% for every 1% decline in the level of the basket from the initial basket level. Under these circumstances, the payment at maturity will be less than the stated principal amount and could be zero. Investors may lose their entire initial investment in the securities. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

Leveraged Upside Performance:	The securities offer investors an opportunity to capture enhanced returns relative to a direct investment in the basket components within a limited range of positive performance.
Upside Scenario:	If the final basket level is greater than or equal to the initial basket level, the payment at maturity for each security will be equal to the $10.00 stated principal amount plus the leveraged return amount, subject to the maximum return at maturity of $1.620 per security (16.20% of the stated principal amount). For example, if the final basket level is 3% greater than the initial basket level, the securities will provide a total return of 9% at maturity.
Downside Scenario:	If the final basket level is less than the initial basket level, you will lose 1% for every 1% decline in the level of the basket from the initial basket level and the payment at maturity will be less than the stated principal amount. For example, if the final basket level is 30% less than the initial basket level, you will receive a payment at maturity of $7.00 per security, or 70% of the stated principal amount. There is no minimum payment at maturity on the securities, and investors may lose their entire initial investment.

November 2017	PS-3

Citigroup Global Markets Holdings Inc.

633,112 PLUS Based on a Basket of the EURO STOXX® Banks Index and Shares of the Financial Select Sector SPDR® Fund Due December 11, 2018

Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Hypothetical Examples

The diagram below illustrates your payment at maturity for a range of hypothetical percentage changes from the initial basket level to the final basket level.

Investors in the securities will not receive any dividends that may be paid on the basket components or the stocks included in the basket components. The diagram and examples below do not show any effect of lost dividend yield over the term of the securities. See “Summary Risk Factors—Investing in the securities is not equivalent to investing in the basket components” below.

PLUS Payment at Maturity Diagram

■ The Securities	■ The Underlying Index

Your actual payment at maturity per security will depend on the actual final basket level, which will depend on the actual closing level or closing price, as applicable, of each basket component on the valuation date. The examples below are intended to illustrate how your payment at maturity will depend on whether the final basket level is greater than or less than the initial basket level and by how much.

November 2017	PS-4

Citigroup Global Markets Holdings Inc.

633,112 PLUS Based on a Basket of the EURO STOXX® Banks Index and Shares of the Financial Select Sector SPDR® Fund Due December 11, 2018

Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Example 1—Upside Scenario A. The hypothetical final basket level is 102.00 (a 2.00% increase from the initial basket level), which is greater than the initial basket level.

Basket Component	Hypothetical Component Return	Weighting	Hypothetical Weighted Component Return (Hypothetical Component Return times Weighting)
EURO STOXX® Banks Index	-2.00%	50.00%	-1.00%
Shares of the Financial Select Sector SPDR® Fund	6.00%	50.00%	3.00%
Sum of hypothetical weighted component returns:			2.00%

Final basket level	= 100 × (1 + sum of hypothetical weighted component returns)
= 100 × (1 + 2.00%)
= 100 × 1.02
= 102.00
Payment at maturity per security	= $10 + the leveraged return amount, subject to the maximum return at maturity of $1.620 per security
= $10 + ($10 × the basket percent increase × the leverage factor), subject to the maximum return at maturity of $1.620 per security
= $10 + ($10 × 2.00% × 300.00%), subject to the maximum return at maturity of $1.620 per security
= $10 + $0.60, subject to the maximum return at maturity of $1.620 per security
= $10.60

Because the basket appreciated from the initial basket level to the hypothetical final basket level and the leveraged return amount of $0.60 per security results in a total return at maturity of 6.00%, which is less than the maximum return at maturity of 16.20%, your payment at maturity in this scenario would be equal to the $10 stated principal amount per security plus the leveraged return amount, or $10.60 per security.

Example 2—Upside Scenario B. The hypothetical final basket level is 120.00 (a 20.00% increase from the initial basket level), which is greater than the initial basket level.

Basket Component	Hypothetical Component Return	Weighting	Hypothetical Weighted Component Return (Hypothetical Component Return times Weighting)
EURO STOXX® Banks Index	30.00%	50.00%	15.00%
Shares of the Financial Select Sector SPDR® Fund	10.00%	50.00%	5.00%
Sum of hypothetical weighted component returns:			20.00%

Final basket level	= 100 × (1 + sum of hypothetical weighted component returns)
= 100 × (1 + 20.00%)
= 100 × 1.20
= 120.00
Payment at maturity per security	= $10 + the leveraged return amount, subject to the maximum return at maturity of $1.620 per security
= $10 + ($10 × the basket percent increase × the leverage factor), subject to the maximum return at maturity of $1.620 per security
= $10 + ($10 × 20.00% × 300.00%), subject to the maximum return at maturity of $1.620 per security

November 2017	PS-5

Citigroup Global Markets Holdings Inc.

633,112 PLUS Based on a Basket of the EURO STOXX® Banks Index and Shares of the Financial Select Sector SPDR® Fund Due December 11, 2018

Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

= $10 + $6.00, subject to the maximum return at maturity of $1.620 per security
= $11.620

Because the basket appreciated from the initial basket level to the hypothetical final basket level and the leveraged return amount of $6.00 per security would result in a total return at maturity of 60.00%, which is greater than the maximum return at maturity of 16.20%, your payment at maturity in this scenario would equal the maximum payment at maturity of $11.620 per security. In this scenario, an investment in the securities would underperform a hypothetical alternative investment providing 1-to-1 exposure to the appreciation of the basket without a maximum return.

Example 3—Downside Scenario. The hypothetical final basket level is 30.00 (a 70.00% decrease from the initial basket level), which is less than the initial basket level.

Basket Component	Hypothetical Component Return	Weighting	Hypothetical Weighted Component Return (Hypothetical Component Return times Weighting)
EURO STOXX® Banks Index	-80.00%	50.00%	-40.00%
Shares of the Financial Select Sector SPDR® Fund	-60.00%	50.00%	-30.00%
Sum of hypothetical weighted component returns:			-70.00%

Final basket level	= 100 × (1 + sum of hypothetical weighted component returns)
= 100 × (1 + -70.00%)
= 100 × 0.30
= 30.00
Payment at maturity per security	= $10 × the basket performance factor
= $10 × (30.00/100.00)
= $10 × 30.00%
= $3.00

Because the basket depreciated from the initial basket level to the hypothetical final basket level, your payment at maturity in this scenario would reflect 1-to-1 exposure to the negative performance of the basket.

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities that are guaranteed by Citigroup Inc., including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with the basket components. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisers as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-6 in the accompanying product supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

▪	You may lose some or all of your investment. Unlike conventional debt securities, the securities do not repay a fixed amount of principal at maturity. Instead, your payment at maturity will depend on the performance of the basket. If the final basket level is less than the initial basket level, you will lose 1% of the stated principal amount of the securities for every 1% by which the final basket level is less than the initial basket level. There is no minimum payment at maturity on the securities, and you could lose your entire investment.

▪	The securities do not pay interest. Unlike conventional debt securities, the securities do not pay interest or any other amounts prior to maturity. You should not invest in the securities if you seek current income during the term of the securities.

November 2017	PS-6

Citigroup Global Markets Holdings Inc.

633,112 PLUS Based on a Basket of the EURO STOXX® Banks Index and Shares of the Financial Select Sector SPDR® Fund Due December 11, 2018

Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

▪	Your potential return on the securities is limited. Your potential total return on the securities at maturity is limited to the maximum return at maturity of 16.20%, which is equivalent to a maximum return at maturity of $1.620 per security and results in a maximum payment at maturity of $11.620 per security. Taking into account the leverage factor, any increase in the final basket level over the initial basket level by more than 5.40% will not increase your return on the securities and will progressively reduce the effective amount of leverage provided by the securities.

▪	Investing in the securities is not equivalent to investing in the basket components. You will not have voting rights, rights to receive dividends or any other rights with respect to the basket components or the stocks included in the basket components. The payment scenarios described in this pricing supplement do not show any effect of lost dividend yield, which could be substantial, over the term of the securities.

▪	Your payment at maturity depends on the closing level or closing price, as applicable, of the basket components on a single day. Because your payment at maturity depends solely on the closing level or closing price, as applicable, of the basket components on the valuation date, you are subject to the risk that the closing level or closing price on that day may be lower, and possibly significantly lower, than on one or more other dates during the term of the securities. If you had invested directly in the basket components, or if the payment at maturity were based on an average of the closing level or closing price, as applicable, of the basket components throughout the term of the securities, you might have achieved better returns.

▪	The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive anything owed to you under the securities.

▪	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

▪	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, is less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) the selling concessions and structuring fees paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

▪	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of the basket components, the correlation among the basket components, dividend yields on the basket components or the stocks included in the basket components and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were

November 2017	PS-7

Citigroup Global Markets Holdings Inc.

633,112 PLUS Based on a Basket of the EURO STOXX® Banks Index and Shares of the Financial Select Sector SPDR® Fund Due December 11, 2018

Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that we will pay to investors in the securities, which do not bear interest.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion. As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

▪	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the levels or prices of the basket components and a number of other factors, including the volatility of the basket components, the correlation between the basket components, the dividend yields on the basket components or the stocks included in the basket components, the volatility of the exchange rate between the U.S. dollar and the euro, the correlation between that exchange rate and the level of the EURO STOXX® Banks Index, interest rates generally, the time remaining to maturity and our and/or Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate. Changes in the prices or levels of the basket components may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

▪	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

▪	The index tracked by the Financial Select Sector SPDR® Fund (“the ETF”) underwent a significant change on September 16, 2016 and, as a result, the index tracked by the ETF will differ in important ways from the index tracked by the ETF in the past — The ETF seeks to track the S&P Financial Select Sector Index. S&P Dow Jones Indices LLC announced that, on September 16, 2016 (the “rebalance date”), the S&P Financial Select Sector Index would be reconstituted by eliminating the stocks of real estate management and development companies and real estate investment trusts (“REITs”) (other than mortgage REITs) (“real estate stocks”). In connection with this change, the ETF contributed all of its real estate stocks to the Real Estate Select Sector SPDR Fund (“XLRE”) in exchange for shares of XLRE and, on September 19, 2016, the ETF made an in-kind distribution of the XLRE shares to its shareholders. As a result of this distribution, the ETF no longer holds real estate stocks and tracks the performance of only those financial services company stocks (which exclude real estate stocks) that remain in the S&P Financial Select Sector Index.

As of September 16, 2016, according to information published by the ETF, the XLRE shares held by the ETF represented approximately 18.8% of its total assets.  Accordingly, prior to the rebalance date, real estate stocks accounted for a significant percentage of the ETF’s holdings and, therefore, after the rebalance date, the ETF tracks a portfolio of stocks that differs meaningfully from the portfolio that it tracked prior to the rebalance date.  When evaluating the historical performance of the ETF contained in this pricing supplement, you should bear in mind that the index tracked by the ETF included a different composition of stocks during the historical period shown than it will include going forward.  The historical performance of the ETF might have been meaningfully different had the index tracked by the ETF included during the historical period the same composition of stocks as it includes after the rebalance date.

The changes to the ETF described above represent a significant change in the nature of the issuer of the ETF and the ETF.  We cannot predict what effect these changes may have on the performance of the ETF.  It is possible that these changes could adversely affect the performance of the ETF and, in turn, your return on the securities.

November 2017	PS-8

Citigroup Global Markets Holdings Inc.

633,112 PLUS Based on a Basket of the EURO STOXX® Banks Index and Shares of the Financial Select Sector SPDR® Fund Due December 11, 2018

Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

▪	The basket components may offset each other. The performance of one basket component may not correlate with the performance of the other basket component. If one of the basket components appreciates, the other basket component may not appreciate as much or may even depreciate. In such event, the appreciation of one of the basket components may be moderated, wholly offset or more than offset by lesser appreciation or by depreciation in the value of the other basket component.

▪	The basket components may be highly correlated in decline. If the basket components become correlated in decline, the depreciation of one basket component will not be offset by the performance of the other basket component and, in fact, each basket component may contribute to an overall decline from the initial basket level to the final basket level.

▪	The EURO STOXX® Banks Index is subject to risks associated with non-U.S. markets. Investments in securities linked to the value of non-U.S. stocks involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the SEC. Further, non-U.S. companies are generally subject to accounting, auditing and financial reporting standards and requirements and securities trading rules that are different from those applicable to U.S. reporting companies. The prices of securities in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Moreover, the economies in such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

▪	The EURO STOXX® Banks Index is subject to risks associated with the financial services industry. All of the stocks included in the EURO STOXX® Banks Index are issued by companies whose primary line of business is directly associated with the financial services sector. Financial services companies are subject to extensive government regulation which may limit both the amounts and types of loans and other financial commitments they can make, and the interest rates and fees they can charge. Profitability is largely dependent on the availability and cost of capital funds, and can fluctuate significantly when interest rates change. Credit losses resulting from financial difficulties of borrowers can negatively impact the sector.

▪	The Financial Select Sector SPDR® Fund is subject to risks associated with the financial services sector. All or substantially all of the stocks held by the ETF are issued by companies whose primary line of business is directly associated with the financial services sector, including companies from the following sub-industries: banks, thrifts and mortgage finance, diversified financial services, consumer finance, capital markets, mortgage REITs and insurance. Because the value of the securities is linked to the performance of the ETF, an investment in the securities will be subject to concentrated risks relating to the financial services sector. Financial services companies are subject to extensive government regulation, which may limit both the amounts and types of loans and other financial commitments they can make, and the interest rates and fees they can charge. Profitability is largely dependent on the availability and cost of capital funds, and can fluctuate significantly when interest rates change or due to increased competition. Credit losses resulting from financial difficulties of borrowers and financial losses associated with investment activities can have, and in recent years have had, a negative impact on the sector. Insurance companies may be subject to severe price competition. Because the securities are subject to the concentrated risks affecting financial services companies, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the financial services sector than a more diversified investment.

▪	The ETF May Be Disproportionately Affected By the Performance of a Small Number of Stocks. Although the ETF holds 65 stocks as of March 31, 2017, approximately 44% of the ETF is invested in just five stocks – JPMorgan Chase & Co., Berkshire Hathaway Inc. Class B, Wells Fargo & Co., Bank of America Corp. and Citigroup Inc. As a result, a decline in the prices of one or more of these stocks, including as a result of events negatively affecting one or more of these companies, may have the effect of significantly lowering the price of the ETF even if none of the other stocks held by the ETF are affected by such events. Because of the weighting of the holdings of the ETF, the amount you receive at maturity could be less than the cash settlement amount you would have received if you had invested in a product linked to an ETF that capped the maximum weight of any one stock to a low amount or that equally weighted all stocks held by such ETF.

▪	Citigroup Inc. is an issuer of equity securities held by the Financial Select Sector SPDR® Fund. Citigroup Inc. is currently an issuer of equity securities held by the ETF, but, to our knowledge, neither we nor Citigroup are currently affiliated with any other company the equity securities of which are held by the ETF. Neither we nor Citigroup Inc. have any ability to control the actions of the other issuers of such equity securities. None of the proceeds of this offering will go to the issuer of the underlying or the other issuers of equity securities held by the ETF, and none of those issuers are involved in the offering of the securities in any way. Neither those issuers nor Citigroup Inc. have any obligation to consider your interests as a holder of the securities in taking any corporate actions that might affect the value of your securities.

November 2017	PS-9

Citigroup Global Markets Holdings Inc.

633,112 PLUS Based on a Basket of the EURO STOXX® Banks Index and Shares of the Financial Select Sector SPDR® Fund Due December 11, 2018

Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

▪	The performance of the EURO STOXX® Banks Index will not be adjusted for changes in the exchange rate between the euro and the U.S. dollar. The EURO STOXX® Banks Index is composed of stocks traded in euro, the value of which may be subject to a high degree of fluctuation relative to the U.S. dollar. However, the performance of the EURO STOXX® Banks Index will not be adjusted for exchange rate fluctuations. If the euro appreciates relative to the U.S. dollar over the term of the securities, your return on the securities will underperform an alternative investment that offers exposure to that appreciation in addition to the change in the level of the EURO STOXX® Banks Index.

▪	The price and performance of the shares of the Financial Select Sector SPDR® Fund may not completely track the performance of the index it seeks to track or its net asset values per share. The issuer of the shares of the ETF does not fully replicate the index that it seeks to track and may hold securities different from those included in the index underlying the ETF. The price of the shares of the ETF will reflect additional transaction costs and fees that are not included in the calculation of the indexes that it seeks to track. In addition, the ETF may not hold all of the securities included in, and may hold securities and derivative instruments that are not included in, the indexes that it seeks to track. All of these factors may lead to a lack of correlation between the performance of the shares of the ETF and the index it seeks to track. In addition, corporate actions with respect to the equity securities constituting the ETF or held by the issuer of the ETF (such as mergers and spin-offs) may impact the variance between the performances of the shares of the ETF and the index it seeks to track. Finally, because the shares of the ETF are traded on NYSE Arca, Inc. and are subject to market supply and investor demand, the market value of the shares of the ETF may differ from its net asset value per share.

During periods of market volatility, securities underlying the shares of the ETF may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the shares of the ETF and the liquidity of the ETF may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of the ETF. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell the shares of the ETF. As a result, under these circumstances, the market value of the shares of ETF may vary substantially from their net asset value per share. For all of the foregoing reasons, the performance of the shares of the ETF may not correlate with the performance of the index it seeks to track and/or the net asset value per share of the shares of the ETF, which could materially and adversely affect the value of the securities in the secondary market and/or reduce your payment at maturity.

▪	Even if the ETF pays a dividend that it identifies as special or extraordinary, no adjustment will be required under the securities for that dividend unless it meets the criteria specified in the accompanying product supplement. In general, an adjustment will not be made under the terms of the securities for any cash dividend paid on the ETF unless the amount of the dividend per share, together with any other dividends paid in the same quarter, exceeds the dividend paid per share in the most recent quarter by an amount equal to at least 10% of the closing price of the ETF on the date of declaration of the dividend. Any dividend will reduce the closing price of the ETF by the amount of the dividend per share. If the ETF pays any dividend for which an adjustment is not made under the terms of the securities, holders of the securities will be adversely affected. See “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Dilution and Reorganization Adjustments—Certain Extraordinary Cash Dividends” in the accompanying product supplement.

▪	The securities may become linked to shares of issuers other than Financial Select Sector SPDR® Fund upon the occurrence of a reorganization event or upon the delisting of the shares of the ETF. For example, if the issuer of the ETF enters into a merger agreement that provides for holders of the shares of the ETF to receive shares of other entities, the shares of such other entities will become the applicable basket component for all purposes of the securities upon consummation of the merger. Additionally, if the shares of the ETF are delisted, or the ETF is otherwise terminated, the calculation agent may, in its sole discretion, select shares of other ETFs to be the applicable basket components. See “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Dilution and Reorganization Adjustments” and “—Delisting, Liquidation or Termination of an Underlying ETF” in the accompanying product supplement.

▪	An adjustment will not be made for all events that may have a dilutive effect on or otherwise adversely affect the market price of the ETF. For example, we will not make any adjustment for ordinary dividends or extraordinary dividends that do not meet the criteria described above. Moreover, the adjustments we do make may not fully offset the dilutive or adverse effect of the particular event. Investors in the securities may be adversely affected by such an event in a circumstance in which a direct holder of the shares of the ETF would not.

▪	Changes made by the investment adviser to or the sponsor of a basket component may affect the basket component. We are not affiliated with the investment advisers to the Financial Select Sector SPDR® Fund or with the sponsors of the EURO STOXX® Banks Index and the index underlying the Financial Select Sector SPDR® Fund. Changes that affect the basket components may affect the value of your securities. The sponsor of an index may add, delete or substitute the securities that constitute the index or make other methodological changes that could affect the level of the index. In addition, the investment

November 2017	PS-10

Citigroup Global Markets Holdings Inc.

633,112 PLUS Based on a Basket of the EURO STOXX® Banks Index and Shares of the Financial Select Sector SPDR® Fund Due December 11, 2018

Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

advisers to an exchange-traded fund may change the manner in which the fund operates or its investment objectives at any time. We are not affiliated with any such index sponsor or investment advisor and, accordingly, we have no control over any changes any such index sponsor or investment adviser may make. Such changes could be made at any time and could adversely affect the performance of the basket components and the value of and your payment at maturity on the securities.

▪	Our offering of the securities does not constitute a recommendation of the basket or the basket components. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the basket or either of the basket components is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the stocks included in or held by the basket components or in instruments related to the basket components or such stocks, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the basket components. These and other activities of our affiliates may affect the levels of the basket components in a way that has a negative impact on your interests as a holder of the securities.

▪	The value of a basket component may be adversely affected by our or our affiliates’ hedging and other trading activities. We have hedged our obligations under the securities through CGMI or other of our affiliates, who have taken positions directly in the applicable basket components or in the stocks included in or held by the basket components and other financial instruments related to the basket components or such stocks and may adjust such positions during the term of the securities. Our affiliates also trade the applicable basket components or the stocks included in or held by the basket components and other financial instruments related to the basket components or such stocks on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the values of the basket components in a way that negatively affects the value of the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

▪	We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates may currently or from time to time engage in business with the companies included in or held by the basket components, including extending loans to, making equity investments in or providing advisory services to such companies. In the course of this business, we or our affiliates may acquire non-public information which we will not disclose to you. Moreover, if any of our affiliates is or becomes a creditor of any such company, they may exercise any remedies against such company that are available to them without regard to your interests.

▪	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur, such as market disruption events, the discontinuance of the EURO STOXX® Banks Index, or events with respect to the Financial Select Sector SPDR® Fund that may require a dilution adjustment or the delisting of the Financial Select Sector SPDR® Fund, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your payment at maturity. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. Even if the treatment of the securities as prepaid forward contracts is respected, a security may be treated as a “constructive ownership transaction,” with potentially adverse consequences described below under “United States Federal Tax Considerations.” In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect.

Section 871(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a withholding tax of up to 30% on “dividend equivalents” paid or deemed paid to non-U.S. investors in respect of certain financial instruments linked to U.S. equities. In light of IRS regulations providing a general exemption for financial instruments issued in 2017 that do not have a “delta” of one, the securities should not be subject to withholding under Section 871(m). However, the IRS could challenge this conclusion. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement.

November 2017	PS-11

Citigroup Global Markets Holdings Inc.

633,112 PLUS Based on a Basket of the EURO STOXX® Banks Index and Shares of the Financial Select Sector SPDR® Fund Due December 11, 2018

Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Hypothetical Historical Information About the Basket

Because the basket exists solely for purposes of these securities, historical information on the performance of the basket does not exist for dates prior to the pricing date. The graph below sets forth the hypothetical historical daily levels of the basket for the period from January 3, 2012 to November 30, 2017, assuming that the basket was created on January 3, 2012 with the same basket components and corresponding weights in the basket and with a level of 100 on that date. The hypothetical performance of the basket is based on the actual closing levels and closing prices, as applicable, of the basket components on the applicable dates. We obtained these closing levels and closing prices from Bloomberg L.P., without independent verification. Any historical trend in the level of the basket during the period shown below is not an indication of the performance of the basket during the term of the securities.

Hypothetical Historical Basket January 3, 2012 to November 30, 2017

November 2017	PS-12

Citigroup Global Markets Holdings Inc.

633,112 PLUS Based on a Basket of the EURO STOXX® Banks Index and Shares of the Financial Select Sector SPDR® Fund Due December 11, 2018

Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Information About the Basket Components

The EURO STOXX® Banks Index

The EURO STOXX® Banks Index includes companies in the banks supersector within the STOXX® Europe 600 Index, which tracks companies providing a broad range of financial services, including retail banking, loans and money transmissions. It is calculated and maintained by STOXX Limited. The EURO STOXX® Banks Index is reported by Bloomberg L.P. under the ticker symbol “SX7E.”

STOXX Limited (“STOXX”) and its licensors and CGMI have entered into a non-exclusive license agreement providing for the license to CGMI and its affiliates, in exchange for a fee, of the right to use the EURO STOXX® Banks Index, which is owned and published by STOXX, in connection with certain financial instruments, including the securities. For more information, see “Equity Index Descriptions—The EURO STOXX® Banks Index—License Agreement” in the accompanying underlying supplement.

Please refer to the section “Equity Index Descriptions—The EURO STOXX® Banks Index” in the accompanying underlying supplement for important disclosures regarding the underlying index.

Historical Information

The closing level of the EURO STOXX® Banks Index on November 30, 2017 was 132.19.

The graph below shows the closing levels of the EURO STOXX® Banks Index for each day such level was available from January 2, 2012 to November 30, 2017. We obtained the closing levels from Bloomberg L.P., without independent verification. You should not take the historical levels of the EURO STOXX® Banks Index as an indication of future performance.

EURO STOXX® Banks Index – Historical Closing Levels January 3, 2012 to November 30, 2017

The Financial Select Sector SPDR® Fund

The Financial Select Sector SPDR® Fund (the “ETF”) is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the performance of publicly traded equity securities of companies in the S&P Financial Select Sector Index. The S&P Financial Select Sector Index is intended to provide an indication of the pattern of common stock price movements of companies that are components of the S&P 500® Index and whose primary line of business is directly associated with the financial sector, including companies from the following sub-industries: banks, thrifts and mortgage finance, diversified financial services, consumer finance, capital markets, mortgage REITs and insurance.

The ETF is managed by the Select Sector SPDR® Trust, a registered investment company. The Select Sector SPDR® Trust consists of nine separate investment portfolios, including the ETF. Information provided to or filed with the SEC by The Select Sector SPDR® Trust

November 2017	PS-13

Citigroup Global Markets Holdings Inc.

633,112 PLUS Based on a Basket of the EURO STOXX® Banks Index and Shares of the Financial Select Sector SPDR® Fund Due December 11, 2018

Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The Financial Select Sector SPDR® Fund trades on the NYSE Arca under the ticker symbol “XLF.”

Please refer to the sections “Risk Factors” and “Fund Descriptions—The Select Sector SPDR® Funds” in the accompanying underlying supplement for important disclosures regarding the underlying, including certain risks that are associated with an investment linked to the underlying.

This pricing supplement relates only to the securities offered hereby and does not relate to the shares of the ETF. We have derived all disclosures contained in this pricing supplement regarding the ETF from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to the ETF or the S&P Financial Select Sector Index.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The ETF is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the ETF.

Historical Information

The graph below illustrates the performance of the underlying from January 3, 2012 to November 30, 2017. The closing prices below have not been adjusted to reflect the in-kind distribution of shares of the Real Estate Select Sector SPDR® Fund to holders of the underlying. The closing price of the underlying on November 30, 2017 was $27.52. We obtained the closing prices of the underlying from Bloomberg, and we have not participated in the preparation of or verified such information. The historical closing prices of the underlying should not be taken as an indication of future performance and no assurance can be given as to the final underlying price or any future closing price of the underlying. We cannot give you assurance that the performance of the underlying will result in a positive return on your initial investment and you could lose a significant portion or all of the stated principal amount at maturity.

When evaluating the historical performance of the underlying contained below, you should bear in mind that the index tracked by the ETF included a different composition of stocks during the historical period shown than it will include going forward, as described under “Summary Risk Factors—The index tracked by the ETF underwent a significant change on September 16, 2016 and, as a result, the index tracked by the ETF will differ in important ways from the index tracked by the ETF in the past.” The historical performance of the underlying might have been meaningfully different had the index included during the historical period the same composition of stocks as it includes after the rebalance date.

November 2017	PS-14

Citigroup Global Markets Holdings Inc.

633,112 PLUS Based on a Basket of the EURO STOXX® Banks Index and Shares of the Financial Select Sector SPDR® Fund Due December 11, 2018

Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Financial Select Sector SPDR® Fund – Historical Closing Prices January 3, 2012 to November 30, 2017

Financial Select Sector SPDR® Fund (CUSIP: 81369Y605)	High	Low	Dividends
2012
First Quarter	$12.97	$10.80	$0.04978
Second Quarter	$12.92	$10.86	$0.06782
Third Quarter	$13.22	$11.55	$0.00000
Fourth Quarter	$13.55	$12.31	$0.06611
2013
First Quarter	$15.00	$13.68	$0.16613
Second Quarter	$16.38	$14.48	$0.00000
Third Quarter	$16.95	$15.76	$0.15770
Fourth Quarter	$17.75	$15.89	$0.10115
2014
First Quarter	$18.25	$16.67	$0.08285
Second Quarter	$18.60	$17.28	$0.08961
Third Quarter	$19.33	$17.99	$0.09836
Fourth Quarter	$20.33	$17.90	$0.12611
2015
First Quarter	$20.08	$18.68	$0.09072
Second Quarter	$20.52	$19.56	$0.11014
Third Quarter	$20.77	$18.09	$0.11347
Fourth Quarter	$20.16	$18.41	$0.14984

November 2017	PS-15

Citigroup Global Markets Holdings Inc.

633,112 PLUS Based on a Basket of the EURO STOXX® Banks Index and Shares of the Financial Select Sector SPDR® Fund Due December 11, 2018

Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

2016
First Quarter	$19.05	$15.99	$0.12300
Second Quarter	$19.36	$17.42	$0.12110
Third Quarter*	$19.95	$18.17	$0.11439
Fourth Quarter	$23.75	$19.21	$0.10675
2017
First Quarter	$25.24	$22.95	$0.08790
Second Quarter	$24.69	$22.90	$0.09306
Third Quarter	$25.86	$23.88	$0.10323
Fourth Quarter (through November 30, 2017)	$27.52	$26.05	$0.00000

* The ETF announced that, on September 19, 2016, it made an in-kind distribution of shares of the Real Estate Select Sector SPDR® Fund to holders of the underlying. As of September 16, 2016, according to information published by the ETF, the Real Estate Select Sector SPDR® Fund shares held by the ETF represented approximately 18.80% of its total assets. Because these shares represented a significant portion of the ETF’s assets, the trading price of the underlying dropped significantly in connection with this distribution.

The closing price of the shares of the Financial Select Sector SPDR® Fund on November 30, 2017 was $27.52.

We make no representation as to the amount of dividends, if any, that may be paid on the shares of the Financial Select Sector SPDR® Fund in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the shares of the Financial Select Sector SPDR® Fund.

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid forward contract for U.S. federal income tax purposes. By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment. There is uncertainty regarding this treatment, and the IRS or a court might not agree with it.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.

•	Upon a sale or exchange of a security (including retirement at maturity), you should recognize gain or loss equal to the difference between the amount realized and your tax basis in the security. Subject to the discussion below concerning the potential application of the “constructive ownership” rules under Section 1260 of the Code, any gain or loss recognized upon a sale, exchange or retirement of a security should be long-term capital gain or loss if you held the security for more than one year.

Even if the treatment of the securities as prepaid forward contracts is respected, your purchase of a security may be treated as entry into a “constructive ownership transaction,” within the meaning of Section 1260 of the Code, with respect to the ETF basket component. In that case, all or a portion of any long-term capital gain you would otherwise recognize in respect of your securities would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held your securities, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. Due to the lack of governing authority under Section 1260, our counsel is not able to opine as to whether or how Section 1260 applies to the securities. You should read the section entitled “United States Federal Tax Considerations—Tax Consequences to U.S. Holders—Potential Application of Section 1260 of the Code” in the accompanying product supplement for additional information and consult your tax adviser regarding the potential application of the “constructive ownership” rule.

Subject to the discussions below under “Possible Withholding Under Section 871(m) of the Code” and in “United States Federal Tax Considerations” in the accompanying product supplement, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments

November 2017	PS-16

Citigroup Global Markets Holdings Inc.

633,112 PLUS Based on a Basket of the EURO STOXX® Banks Index and Shares of the Financial Select Sector SPDR® Fund Due December 11, 2018

Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect.

Possible Withholding Under Section 871(m) of the Code. As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, the regulations exempt financial instruments issued in 2017 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be Specified Securities subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances. For example, if you enter into other transactions relating to a U.S. Underlying Equity, you could be subject to withholding tax or income tax liability under Section 871(m) even if the securities are not Specified Securities subject to Section 871(m) as a general matter. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $0.225 for each $10.00 security sold in this offering. From this underwriting fee, CGMI will pay selected dealers not affiliated with CGMI, including Morgan Stanley Wealth Management and their financial advisers collectively, a fixed selling concession of $0.175 for each $10.00 security they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $0.05 for each security they sell.

CGMI is an affiliate of ours. Accordingly, this offering will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority. Client accounts over which Citigroup Inc. or its subsidiaries have investment discretion will not be permitted to purchase the securities, either directly or indirectly, without the prior written consent of the client.

Secondary market sales of securities typically settle two business days after the date on which the parties agree to the sale. Because the settlement date for the notes is more than two business days after the trade date, investors who wish to sell the notes at any time prior to the second business day preceding the settlement date will be required to specify an alternative settlement date for the secondary market sale to prevent a failed settlement. Investors should consult their own investment advisers in this regard.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

A portion of the net proceeds from the sale of the securities will be used to hedge our obligations under the securities. We have hedged our obligations under the securities through CGMI or other of our affiliates. CGMI or such other of our affiliates may profit from this hedging activity even if the value of the securities declines. This hedging activity could affect the closing level of the underlying index and, therefore, the value of and your return on the securities. For additional information on the ways in which our counterparties may hedge our obligations under the securities, see “Use of Proceeds and Hedging” in the accompanying prospectus.

November 2017	PS-17

Citigroup Global Markets Holdings Inc.

633,112 PLUS Based on a Basket of the EURO STOXX® Banks Index and Shares of the Financial Select Sector SPDR® Fund Due December 11, 2018

Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Prohibition of Sales to EEA Retail Investors

The securities may not be offered, sold or otherwise made available to any retail investor in the European Economic Area.  For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)	a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Directive 2003/71/EC; and

(b)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities offered so as to enable an investor to decide to purchase or subscribe the securities.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

For a period of approximately three months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the three-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time. See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to Citigroup Global Markets Holdings Inc., when the securities offered by this pricing supplement have been executed and issued by Citigroup Global Markets Holdings Inc. and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities and the related guarantee of Citigroup Inc. will be valid and binding obligations of Citigroup Global Markets Holdings Inc. and Citigroup Inc., respectively, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities.

In giving this opinion, Davis Polk & Wardwell LLP has assumed the legal conclusions expressed in the opinions set forth below of Scott L. Flood, General Counsel and Secretary of Citigroup Global Markets Holdings Inc., and Barbara Politi, Assistant General Counsel—Capital Markets of Citigroup Inc. In addition, this opinion is subject to the assumptions set forth in the letter of Davis Polk & Wardwell LLP dated April 7, 2017, which has been filed as an exhibit to a Current Report on Form 8-K filed by Citigroup Inc. on April 7, 2017, that the indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable agreement of, the trustee and that none of the terms of the securities nor the issuance and delivery of the securities and the related guarantee, nor the compliance by Citigroup Global Markets Holdings Inc. and Citigroup Inc. with the terms of the securities and the related guarantee respectively, will result in a violation of any provision of any instrument or agreement then binding upon Citigroup Global Markets

November 2017	PS-18

Citigroup Global Markets Holdings Inc.

633,112 PLUS Based on a Basket of the EURO STOXX® Banks Index and Shares of the Financial Select Sector SPDR® Fund Due December 11, 2018

Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Holdings Inc. or Citigroup Inc., as applicable, or any restriction imposed by any court or governmental body having jurisdiction over Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable.

In the opinion of Scott L. Flood, Secretary and General Counsel of Citigroup Global Markets Holdings Inc., (i) the terms of the securities offered by this pricing supplement have been duly established under the indenture and the Board of Directors (or a duly authorized committee thereof) of Citigroup Global Markets Holdings Inc. has duly authorized the issuance and sale of such securities and such authorization has not been modified or rescinded; (ii) Citigroup Global Markets Holdings Inc. is validly existing and in good standing under the laws of the State of New York; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Global Markets Holdings Inc.; and (iv) the execution and delivery of such indenture and of the securities offered by this pricing supplement by Citigroup Global Markets Holdings Inc., and the performance by Citigroup Global Markets Holdings Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York.

Scott L. Flood, or other internal attorneys with whom he has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to his satisfaction, of such corporate records of Citigroup Global Markets Holdings Inc., certificates or documents as he has deemed appropriate as a basis for the opinions expressed above. In such examination, he or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Global Markets Holdings Inc.), the authenticity of all documents submitted to him or such persons as originals, the conformity to original documents of all documents submitted to him or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

In the opinion of Barbara Politi, Assistant General Counsel—Capital Markets of Citigroup Inc., (i) the Board of Directors (or a duly authorized committee thereof) of Citigroup Inc. has duly authorized the guarantee of such securities by Citigroup Inc. and such authorization has not been modified or rescinded; (ii) Citigroup Inc. is validly existing and in good standing under the laws of the State of Delaware; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Inc.; and (iv) the execution and delivery of such indenture, and the performance by Citigroup Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the General Corporation Law of the State of Delaware.

Barbara Politi, or other internal attorneys with whom she has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to her satisfaction, of such corporate records of Citigroup Inc., certificates or documents as she has deemed appropriate as a basis for the opinions expressed above. In such examination, she or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Inc.), the authenticity of all documents submitted to her or such persons as originals, the conformity to original documents of all documents submitted to her or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

Contact

Clients of Morgan Stanley Wealth Management may contact their local Morgan Stanley branch office or the Morgan Stanley principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212) 762-9666). All other clients may contact their local brokerage representative.

Performance Leveraged Upside SecuritiesSM and PLUSSM are service marks of Morgan Stanley, used under license.

© 2017 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

November 2017	PS-19